UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 15, 2005

LANCE, INC.

(Exact Name of Registrant as Specified in Charter)

North Carolina	0-398	56-0292920

(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

8600 South Boulevard, P.O. Box 32368, Charlotte, NC	28232

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 554-1421

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 15, 2005, Lance, Inc. (the “Company”) entered into an Agreement dated June 15, 2005 (the “Agreement”) with Paul A. Stroup, III which supplemented Mr. Stroup’s Executive Severance Agreement dated November 7, 1997, as amended (the “Executive Severance Agreement”), in connection with his termination of employment. Mr. Stroup served as Chairman of the Board, President and Chief Executive Officer of the Company until May 11, 2005.

The Agreement provides that Mr. Stroup will receive the payments and benefits provided under the Executive Severance Agreement, except for certain specified benefits, including an amount equal to 2.5 times the sum of his 2004 salary and 2005 target bonus, the present value of his supplemental retirement benefit and his 2005 target bonus through June 8, 2005. In addition, the Agreement provides for the payment of the value of his unvested stock options and an amount equal to certain outplacement costs. Also, the exercise period for his vested stock options was extended for two years.

The foregoing summary of the terms of Mr. Stroup’s agreement is qualified in its entirety by reference to the Agreement which is attached hereto as Exhibit 10.1, which agreement is incorporated herein by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 15, 2005, Paul A. Stroup, III resigned as a member of the Board of Directors of the Company pursuant to the Agreement. The material terms of the Agreement are described under Item 1.01 of this Form 8-K and such description is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On June 17, 2005, the Company reported that the payments under the Agreement and the Executive Severance Agreement will result in after-tax charges of approximately $1.5 million or $0.05 per share, on a diluted basis. A copy of the press release describing the charges is being furnished as Exhibit 99.1 hereto. The press release may contain forward looking statements regarding the Company and includes a cautionary statement identifying important factors that could cause actual results to differ materially.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit
Number	Description
10.1	Agreement dated June 15, 2005 between the Company and Paul A. Stroup, III

99.1	Press Release of the Company, dated June 17, 2005, regarding charges due to CEO change

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANCE, INC.
Date: June 17, 2005	By:	/s/ B. Clyde Preslar
B. Clyde Preslar
Vice President, Chief Financial Officer and Secretary

SECURITIES AND EXCHANGE COMMISSION
Washington, DC

EXHIBITS

CURRENT REPORT
ON
FORM 8-K

Date of Event Reported:	Commission File No:
June 15, 2005	0-398

LANCE, INC.

EXHIBIT INDEX

Exhibit No.	Exhibit Description
10.1	Agreement dated June 15, 2005 between the Company and Paul A. Stroup, III

99.1	Press Release of the Company, dated June 17, 2005, regarding charges due to CEO change